As filed with the Securities and Exchange Commission on September 29, 2003

Reg. No. 33

UNITED STATES

SECURITITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________________________

DIATECT INTERNATIONAL CORPORATION

_______________________________________________________________________

(Exact name of registrant as specified in its charter)

California	95-355578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

875 South Industrial Parkway, Heber City, Utah 84032

(435) 654-4370

______________________________________________________

(Address of principal executive offices)

ADVISORY AND CONSULTING AGREEMENTS

______________________________________________________

(Full title of plan)

Jay W. Downs

Chief Executive Officer

875 South Industrial Parkway

Heber City, Utah 84032

______________________________________________________

(Name and address of agent for service)

(435) 654-4370

______________________________________________________

(Telephone number, including are code of agent for service)

Copy to:

The Law Offices of John L. Runft

John L. Runft

1020 West Main

Fourth Floor, Suite 400

Boise, Idaho 83702

(208) 333-8506

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Proposed maximum amount to be registered (1)	Proposed maximum offering price per share	Aggregate offering price (2)	Amount of registration fee

Common Stock	600,000	$ 0.19	$ 114,000	$ 300.00
(No par value)

(1)

Represents 600,000 shares of Common Stock to be issued to a consultant, as compensation for services rendered.

(2)

Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

GENERAL INFORMATION

The Company:

The Company has its principal offices at 875 South Industrial Parkway, Heber, Utah 84032, Telephone (435)654-4370.

Purposes:

The Common Stock will be issued by the Company pursuant to an agreement entered into between the Consultant and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultant in the Company's business thereby advancing the interests of the Company, and all of its shareholders.

Common Stock:

The Board has authorized the issuance of up to 600,000 shares of the Common stock to the Consultant upon effectiveness of the registration Statement.

Consultants:

The Consultant has agreed to provide its expertise and advice to the Company on a non-exclusive basis for the purpose of generally representing the Company with respect to certain legal matters.

No Restrictions on Transfer

Upon the shares becoming "Earned" pursuant to the terms of Consultant's engagement agreement, the Consultant will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant

The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

Restrictions of Resales

In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act.  Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

The company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended December 31, 2002, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-QSB filed under the Securities or Exchange Act subsequent to any filed form 10-KSB, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15 (d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: 875 South International Parkway, Heber City, Utah 84032.

Legal Opinions and Experts

John L Runft has rendered an opinion on the validity of the securities being registered.

The financial statements of Diatect International, Inc. by reference in the Company's Annual Report (Form 10-KSB) for the period ended December 31, 2002, have been audited by Williams & Webster P.S., independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein by reference an are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference:

   1) The Company's annual report on Form 10-KSB for the period ended December 31, 2001, dated March 29, 2002;

   2) The Company's quarterly report on Form 10-QSB for the period ended June 30, 2003, dated August 14, 2003; and

   3) All additional reports filed by the Company with the Commission pursuant to section 13(a) or 15(d) of the Exchange Act after September 30, 2001.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 12, or 15(d) of the Exchange Act prior to the filing of any post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

The Law Offices of John L Runft is corporate counsel for Diatect International, Inc.

Item 6. Indemnification of Directors and Officers

The Company's indemnification policy covering officers and directors, as contained in the by-laws, provides that the Company may indemnify at its officers or directors for costs reasonably incurred in connection with civil, criminal, administrative and investigative proceedings. The Company may purchase indemnification insurance for officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Experts

The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2002 have been audited by Williams & Webster, P.S., certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference.  Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern, discussed in the notes to the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Williams & Webster, P.S, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The Exhibits to this registration statement are listed in the index to Exhibits on page 12.

Item 9. Undertakings

(a)

The undersigned registrant hereby undertakes:

(1)

To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b)

The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Heber City, State of Utah on October 1, 2002.

Diatect Interanational, Inc.

By /s/ Jay W. Downs

Jay W. Downs, CEO

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Corrigan, each of them acting individually as his attorney-in-fact, each with full power of substitution and re-substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature

Title

Date

/s/ Jay W. Downs

CEO

September 29, 2003

Jay W. Downs

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Consulting Agreement: Charles Van Musscher

5.1	Opinion of Counsel, regarding the legality of the securities registered hereunder

23.1	Consent of Williams & Webster, CPA

23.2	Consent of Counsel (included as part of Exhibit 5.1)

24	Power of Attorney (Contained in signature page)

Advisory and Consulting Agreements

Number of Shares and Options

Exhibit 4.1

 Charles van Musscher

200,000

 Charles van Musscher

  50,000

 Charles van Musscher

  50,000

 Charles van Musscher

  50,000

 Charles van Musscher

  50,000

 Charles van Musscher

  50,000

 Charles van Musscher

  50,000

 Charles van Musscher

  50,000

 Charles van Musscher

  50,000

600,000

Exhibit 4.1

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is made and entered into effective as of the 25th day of September, 2003 (the "Effective Date"), between Diatect International Corporation, a Utah corporation, (the "Company") and Charles van Musscher, of Robert-Koch-Strasse 16, 82031 Gruenwald, Germany (the “Consultant”).

WHEREAS:

A.

The Company markets products that are an EPA-labeled new generation of non-toxic insect control products marketed for sustainable and organic food production.

B.

The Company desires to retain the Consultant to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

C.

The Consultant has agreed to provide consultant services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

DEFINITIONS

1.1

The following terms used in this Agreement shall have the meaning specified below unless the context clearly indicates the contrary:

(a)

"Consultant Shares" shall mean the shares of the Company’s common stock issuable to the Consultant pursuant to Section 5.1;

(b)

"Board" shall mean the Board of Directors of the Company;

(c)

"Term" shall mean the term of this Agreement beginning on the Effective Date and ending on the close of business on the effective date of the termination of this Agreement.

2.

ENGAGEMENT AS A CONSULTANT

2.1

The Company hereby engages the Consultant as a consultant to provide the services of the Consultant in accordance with the terms and conditions of this Agreement and the Consultant hereby accepts such engagement.

3

TERM OF THIS AGREEMENT

3.1

The term of this Agreement shall become effective and begin as of the Effective Date, and shall continue until the close of business on the date which is six (6) months from the Effective Date of this Agreement, unless this Agreement is earlier terminated in accordance with the terms of this Agreement.

4.

CONSULTANT SERVICES

4.1

The Consultant agrees to perform the following services and undertake the following responsibilities and duties to the Company to be provided by the Consultant to the Company as consulting services (the "Consulting Services"):

(a)

The Consultant will provide the following business development services to the Company:

•

The Consultant will assist the Company with the identification of prospective business partners in Germany for the development and expansion of International corporate finance opportunities.

•

The Consultant will assist the Company at the Company’s request with the negotiation and structuring of partnership and joint venture agreements with business partners identified in the Europe for the development and expansion of International corporate finance opportunities.

(b)

Reporting to the President of Company;

(c)

Performing such other duties and observing such instructions as may be reasonably assigned from time to time by the President of the Company, provided such duties are within the scope of the Company’s business and services to be provided by the Consultant.

4.2

The Consultant shall devote his time, attention and energies to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in reasonable investment and other personal activities that do not interfere with the Consultant's obligations hereunder.

4.3

In providing the Consulting Services, the Consultant will:

(a)

comply with all applicable federal, state, local and foreign statutes, laws and regulations;

(b)

not make any misrepresentation or omit to state any material fact that will result in a misrepresentation regarding the business of the Company; and

(c)

not disclose, release or publish any information regarding the Company without the prior written consent of the Company.

4.4

The Consultant will at all times be an independent contractor and the Consultant will not be deemed to be an employee of the Company.

4.5

The Consulting Services provided under this Agreement shall not include:

(a)

services in connection with the offer or sale of securities in a capital-raising transaction;

(b)

services that directly or indirectly promote or maintain a market for the securities of the Corporation including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;

(c)

services providing investor relations or shareholder communications;

(a)

consultation in connection with financing that involves any issuance of the Company’s securities, whether equity or debt.

5.

CONSULTANT FEE

5.1

Upon the execution of this Agreement and in consideration for the provision of the Consulting Services, the Company will issue to the Consultant 600,000 common shares of the Company.

5.2

The issuance of shares is to the rate of 100,000 per month payable before the month.  The company may increase the payout upon acceleration of the services.  Upon premature termination of this agreement the pro rata shares will be returned to issuers.

The Consultant Shares will be issued pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the “Act”) or pursuant to an effective registration statement.  If issued pursuant to an exemption from registration, all certificates representing the Consultant Shares will be endorsed with a legend confirming that the securities have not been registered and may only be resold pursuant to an effective registration statement under the Act or pursuant to a further exemption from registration, in the form required by the Company’s legal counsel.

6

REIMBURSEMENT OF EXPENSES

6.1

The Company will pay to the Consultant the reasonable travel and promotional expenses and other specific expenses incurred by the Consultant in provision of the Consulting Services, provided the Consultant has obtained the prior written approval of the Company.

7.

TERMINATION

7.1

The Company may terminate this Agreement at any time upon the occurrence of any of the following events of default (each an “Event of Default”):

(a)

the Consultant’s commission of an act of fraud, theft or embezzlement or other similar willful misconduct;

(b)

the neglect or breach by the Consultant of his material obligations or agreements under this Agreement; or

(c)

the Consultant’s refusal to follow lawful directives of the President of the Company,

Provided that notice of the Event of Default has been delivered to the Consultant and provided the Consultant has failed to remedy the default within seven days of the date of delivery of notice of the Event of Default, if the default is of such a nature that it is capable of remedy.

7.2

The Company may at its option terminate this Agreement in the absence of an Event of Default by delivering notice of termination to the Consultant.

7.3

On termination of this Agreement for any reason, all rights and obligations of each party that are expressly stated to survive termination or continue after termination will survive termination and continue in full force and effect as contemplated in this Agreement.

7.4

Upon termination, the Consultant will not be entitled to receive any additional Consultant Shares, other than those Consultant Shares issuable in respect of services provided up to the date of termination.

8.

PROPRIETARY INFORMATION

8.1

The Consultant will not at any time, whether during or after the termination of this Agreement for any reason, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, business plans and details of its business relationships with banks, lenders and other parties not otherwise publicly available.

9.

RELIEF

9.1

The Consultant hereby expressly acknowledges that any breach or threatened breach by the Consultant of any of the terms set forth in Section 8 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish, and any such breach or threatened breach will provide the Company with any and all rights and remedies to which it may be entitled under the law, including but not limited to injunctive relief or other equitable remedies.

10.

INDEMNIFICATION

10.1

The Consultant will indemnify and defend and hold the Company harmless against any claims, actions, suits, proceedings, investigations, losses, expenses, demands, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorney fees) and any amounts paid in settlements in any of the foregoing which arise or result from or are related to any breach or failure of the Consultant to perform any of its covenants and agreements set forth in this Agreement.  The indemnification provisions of this paragraph shall survive the termination and expiration of this Agreement.

11

PARTIES BENEFITED; ASSIGNMENTS

11.1

This Agreement shall be binding upon, and inure to the benefit of, the Consultant, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Consultant.

12.

NOTICES

12.1

Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, or by overnight courier, addressed to the Board and the Company at its then principal office, or to the Consultant at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 12.  Notices shall be deemed given when delivered.

13.

GOVERNING LAW

13.1

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah and each party hereto adjourns to the jurisdiction of the courts of the State of Utah.

14.

REPRESENTATIONS AND WARRANTIES

14.1

The Consultant represents and warrants to the Company that (a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or other rights of Company hereunder, and (b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

15.

MISCELLANEOUS

15.1

This Agreement contains the entire agreement of the parties relating to the subject matter hereof.

15.2

This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof.

15.3

No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto.

15.4

A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

15.5

This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

15.6

The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

15.7

The Consultant may assign the benefit of this Agreement to a private corporation controlled by the Consultant, provided that such assignment will not relieve the Consultant from his obligations to the Company arising under this Agreement.

15.8

This Agreement replaces and supercedes all other consultant and employment agreements between the Company and the Consultant and any amendments hereto.

15.9

The Consultant acknowledges and agrees that John L. Runft, Esq. has acted solely as legal counsel for the Company and that the Consultant has been recommended to obtain independent legal advice prior to execution of this Agreement.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

DIATECT INTERNATIONAL CORPORATION

By it’s authorized signatory:

“Jay W.Downs”

___________________________________

Signature of Authorized Signatory

JAY W. DOWNS

___________________________________

Name of Authorized Signatory

CEO / PRESIDENT

___________________________________

Position of Authorized Signatory

SIGNED, SEALED AND DELIVERED to

CHARLES VAN MUSSCHER in the presence of:

CHARLES VAN MUSSCHER

___________________________________

Signature of Witness

Exhibit 5.1

September 29, 2003

The Law Offices of John L Runft

John L Runft

1020 West Main

Fourth Floor, Suite 400

Boise, Idaho 83702

(208)333-8506

Diatect International, Inc.

Re:  Opinion of Counsel - Registration Statement on Form S-8

Gentleman:

I have acted as counsel for Diatect International, Inc. (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 600,000 shares of the Company's common stock, no par value, (the "common stock"), issuable pursuant to the Company's Advisory and Consultants Agreements, (the "Plan").

I have examined the Certificate of Incorporation, as amended, and the By-Laws of the company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.

Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ John L Runft

_______________________________

John L Runft